EXHIBIT 99(d)


Province of British Columbia
Ministry of Energy and Mines
Mineral Tenure Act

                             FREE MINER CERTIFICATE
                                Not Transferable

                                                         Free Miner No.:  142255

         Client:  BRALORNE MINING COMPANY,
                  THE SUITE 114-2274 FOLKESTONE WAY
                  VANCOUVER BC Canada V7S2X7




         Date Of Issue:    1999/SEP/15

         Valid From:       1999/SEP/15

         Valid to:         2000/SEP/14

         Issued at:                 Victoria, British Columbia



                                                      /s/  "Lynn Sam"
                                                -------------------------------
                                                 (Signature of issuing officer)



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